EXHIBIT 10.26

August 5, 2002

Robert S. Thomas	Charles M. Swoboda
President & CEO	President & CEO
Charles & Colvard, Ltd.	Cree, Inc.
3800 Gateway Blvd. Suite 310	4600 Silicon Drive
Morrisville, NC 27560	Durham, NC 27703

This letter, when signed on behalf of Charles & Colvard, Ltd. (formerly C3 Inc.) and Cree, Inc., will serve as an agreement between Charles & Colvard and Cree amending the parties’ March 8, 2002 letter agreement to provide the following terms, effective on and after July 1, 2002. As defined in the March 8, 2002 letter agreement, the development agreement will expire upon Charles & Colvard’s purchasing the quantity of SiC production crystals specified in that agreement.

1.	Cree will supply SiC production crystals to Charles & Colvard, and Charles & Colvard will purchase SiC production crystals from Cree, according to the terms stated in this agreement.

2.	Charles & Colvard will purchase “usable material” (determined in the manner described in Paragraph 3) at a price of $[***] and according to the following quantities and schedule for the period of six months beginning July 1, 2002. Prices for purchases after calendar 2002 will be mutually agreed in writing from time to time.

Delivery Period	Quantity (kg)
7/1/02 – 9/29/02	[***]
9/30/02 – 12/29/02	[***]

Provided that Cree uses its best commercially reasonable efforts to deliver the quantities of usable material required by this agreement, Cree will not be held in breach for delays in delivery.

3.	The quantity of “usable material” of crystals delivered to Charles & Colvard pursuant to this agreement will be determined according to the following:

A.	Material will be graded according to specifications in Attachment A.

B.	Grams of usable material will be calculated on a crystal by crystal basis according to the following equation: (usable mm) as a percent of total length of the crystal in mm multiplied by the actual weight of the crystal in grams. “Usable mm” means millimeters of usable material as defined in Attachment A.

C.	Crystals shipped to Charles & Colvard must contain at least [***] grams of usable material for the 2” crystals or [***] grams for 3” crystals. This usable area must be contiguous. Crystal diameter to be shipped will be 2” or 3” as determined by Cree.

4.	Charles & Colvard agrees to purchase a minimum of [***] of “usable material” (calculated in the manner described in Paragraph 3) each quarter during calendar 2003. For each quarter in calendar 2003 and thereafter, Charles & Colvard will provide Cree its minimum volume requirements in the form of firm purchase orders at least 30 days in advance of the quarter. For each quarter during the period beginning January 2003 and ending September 2007, in the event that (i) the minimum volume requirements of Charles & Colvard fall below [***] per quarter and (ii) Cree

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

has not utilized on a daily basis as described below, for production for Charles & Colvard or for other Cree production, at least [***] crystal growers designated by Cree for the production of materials for Charles & Colvard, then Charles & Colvard agrees to pay Cree an unused capacity charge for the under utilized portion such crystal growers, up to a maximum charge of $111,222 per quarter. The charge per grower will be calculated as the product of $[***] per day times the number of days during the quarter on which no production runs were started in the grower for production for Charles & Colvard or for other Cree production. Cree will invoice the unused capacity charge on a quarterly basis on or after the last business day of each quarter; payment is due 30 days after the invoice date. As used in this agreement, “quarter” refers to fiscal quarters of Cree ending during the indicated period.

5.	Except as provided above, the supply and purchase of SiC material will be governed by the terms and conditions of the parties’ Supply Agreement, as amended.

6.	The contents of this letter shall be considered “Confidential Information” of each party subject to the provisions of Section 5 of the Supply Agreement, as amended.

CHARLES & COLVARD, LTD.		CREE, INC.

By:	/s/ ROBERT S. THOMAS	By:	/s/ CHARLES M. SWOBODA

	Robert S. Thomas President & CEO Charles & Colvard Ltd.		Charles M. Swoboda President & CEO Cree, Inc.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ATTACHMENT A

Specification of usable material as referenced in paragraph 2 above.

COLOR: Usable material is calculated as “light gray” or “very light gray”. Specifically tone/color number 20 and 10 1 as used in the Charles & Colvard boule-grading screen will be considered acceptable tone and color material (note: grade 10 is preferred. Grade 20 material will be valued at $[***] per-gram).

DEFECTS:

Material volume of acceptable color will be reduced by the percentage of the defects listed in the table below. Charles & Colvard shall set the acceptable standards for the quality of both the color and defects of all material purchased pursuant to this letter agreement. For pricing purposes the grading of the material by both Cree and Charles & Colvard will adhere to those standards from which a baseline has been established during the grading of 206 crystals during the first quarter of 2002. Should Charles & Colvard deem current standards or new defects unacceptable, then it can request changes to the standards or to the list of price reducing defects. At such time Cree has the option to make changes to its materials pricing and/or volume commitments.

ID	D-Type
1	[***]	Reduce
2	[***]	Reduce
3	[***]	Reduce
4	[***]	No reduction
5	[***]	Reduce
6	[***]	Reduce
7	[***]	No reduction
8	[***]	Reduce
9	[***]	Reduce

1	CH0257R 17.4mm tone/color 20 (lightest 20), new gray boules that are lighter than this will grade as 10, CE0269R 9.5mm tone/color 30 (lightest 30), new gray boules that are lighter than this will grade as 20

2	Grading standards representing [***]= CF0228R (30%med.), CF0229R (15%med.), CF0230R (50%med.), CE0270R (100%med.) & CE0264R (100%med.).

3	[***] are represented by boule numbers CF0226R, CH0257R, CH0258R, CH0260R, CH0262R, CJ0192R, CS0165R, CS0166R, CS0168R, CS0169R.

4	Crystals CC0213R, CH0165R and CH0215R represent [***] grading.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.